Report of Independent
Accountants

To the Shareholders and Directors
of Legg Mason Tax Exempt Trust,
Inc.:

In planning and performing our audit
of the financial statements of the
Legg Mason Tax Exempt Trust, Inc.
(hereafter referred to as the "Fund")
for the year ended December 31,
2001, we considered its internal
control, including control activities
for safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants.  A material
weakness is a condition in which the
design or operation of one or more of
the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 2001.

This report is intended solely for the
information and use of the Board of
Directors, management and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.



February 1, 2002
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